REGISTRY OF RADIOACTIVE SEALED SOURCES AND DEVICES
                   SAFETY EVALUATION OF DEVICE
                    (CORRECTED PAGE - 8/22/97)



NO.: NR-365-D-101-E    DATE:  February 20, 1996              PAGE 1 OF 9
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DEVICE TYPE:    Gun Sight
-----------

MODELS:       Series 100-900, and Models: RDI111, RBI010, SIC123,
-------       CGF003, CGR030, GKF001, GKROlO,SSF002, SSR020, SWF004,
              SWR040, SWR041

MANUFACTURER / DISTRIBUTOR:   21st Century Technologies
--------------------------   (Formerly Innovative Weaponry, Inc.)
                              2513 E Loop 820 N
                              Fort Worth, TX 76118-6919



SEALED SOURCE MODEL DESIGNATION:   Lumitec Models CL/1, 5/4,  85
-------------------------------    and CL/0, 95/3, 3 (See
                                   Description section)
                                   SRB Technologies, Inc.
                                   Model PRH-800/G/200 (See
                                   Description)


ISOTOPE:               MAXIMUM ACTIVITY:
--------               ----------------
Hydrogen-3             90 millicuries (3.33 GBq) per weapon
                       30 millicuries (1.11 GBq) per source

LEAK TEST FREQUENCY: Not Required
-------------------

PRINCIPAL USE: (W) Self-Luminous Applications
-------------

CUSTOM DEVICE:             YES            X     NO
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